SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549


	FORM 8-K

	CURRENT REPORT


	PURSUANT TO SECTION 13 OR 15 (d)
	OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported) March 20, 1998


      ALEXANDER MARK INVESTMENTS (USA), INC.
(Exact Name of Registrant as Specified in its Charter)

  Colorado              0-12122                  84-0601802
   (State of 		  (Commission		 	(IRS Employer
   Incorporation)	  	File Number)		Identification No.)

    2415  Midway Suite 121,    Carrollton, Texas   75006
             (Address of Principal Executive Offices)

Registrant's telephone number, including area code:(972) 733-3005

ITEM 1.		Changes in Control of Registrant

On March 20, 1998 Camelot Corporation the majority shareholder of Registrant transferred 51% of the outstanding shares in the Registrant to Forsam Venture Funding, Inc for agreed upon consideration. Fifty-One (51%) percent of the outstanding shares are owned by Forsam Venture Funding, Inc. and therefore control of the Registrant has changed to Forsam Venture Funding, Inc. Forsam Venture Funding, Inc. is a company whose sole shareholders are the children of the president of the Registrant.


ITEM 2.           Acquisition or Disposition of an Asset

On March 23, 1998, Registrant disposed of its sole asset Meteor Technology, plc shares in two transactions. Registrant sold 2,940,000 to Forsam Venture Funding for $43,000 of 8% Preferred Shares in Forsam Venture Funding. Registrant also sold 1,132,798 shares of Meteor Technology to Abuja Consultancy for $16,817 cash.



	SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

				 ALEXANDER MARK INVESTMENTS (USA), INC.




	                                     By:/s/ Daniel Wettreich
                       	  				Daniel Wettreich
				                      	President

Dated:  March 26, 1998